Exhibit 99.2

FINANCIAL STATEMENTS

Index to Financial Statements

Financial Statements (unaudited) for the period ended September 30, 2016 — Vislink Communications Systems	F-2

Financial Statements for the years ended December 31, 2015 and 2014 — Vislink Communications Systems	F-15

F-1

Vislink plc
(the “Company” or the “Group”)

Results for the nine months ended 30 September 2016 and 30 September 2015

CONSOLIDATED GROUP INCOME STATEMENT
For the nine months ended 30 September 2016 and 30 September 2015

	Notes	Nine months to 30 September 2016 (Unaudited) £000		Nine months to 30 September 2015 (Unaudited) £000
Continuing operations
Revenue	4	31,819		36,650
Cost of sales		(19,018)		(20,482)
Gross profit		12,801		16,168
Sales and marketing expenses		(7,098)		(6,681)
Research and development costs		(4,842)		(4,007)
Administrative costs		(5,092)		(4,272)
Other expenses		(36,847)		(3,864)
Operating loss	4	(41,078)		(2,656)
Finance costs – net		(243)		(162)
Loss before taxation		(41,321)		(2,818)
Taxation	6	(42)		34
Loss for the period attributable to equity shareholders		(41,363)		(2,784)
Basic loss per share	7	(33.9	)p	(2.3	)p
Diluted loss per share	7	(33.9	)p	(2.3	)p

F-2

Vislink plc

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the nine months ended 30 September 2016 and 30 September 2015

	Nine months to 30 September 2016 (Unaudited) £000	Nine months to 30 September 2015 (Unaudited) £000
Loss for the period	(41,363)	(2,784)
Items that may subsequently be reclassified to profit or loss:
Exchange difference on translation of foreign currency net investments	2,293	260
Total comprehensive expense for the period	(39,070)	(2,524)

F-3

Vislink plc

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
For the nine months ended 30 September 2016 and 30 September 2015

	Share Capital £000	Share premium account £000	Capital redemption reserve £000	Merger reserve £000	Translation reserve £000	Retained earnings £000	Total £000
Balance at 1 January 2016	3,066	6,800	617	32,448	4,843	6,678	54,452
Share based payments: value of employee services	—	—	—	—	—	399	399
Dividends payable	—	—	—	—	—	(1,839)	(1,839)
Transactions with owners	—	—	—	—	—	(1,440)	(1,440)
Retained loss for the period	—	—	—	—	—	(41,363)	(41,363)
Exchange difference on translation of foreign currency net investments	—	—	—	—	2,293	—	2,293
Total comprehensive income/(expense) for the period	—	—	—	—	2,293	(41,363)	(39,070)
Balance at 30 September 2016	3,066	6,800	617	32,448	7,136	(36,125)	13,942
Balance at 1 January 2015	3,066	6,800	617	32,448	4,437	9,459	56,827
Adjustment in respect of Employee Share Ownership Plan	—	—	—	—	—	(5)	(5)
Share based payments: value of employee services	—	—	—	—	—	249	249
Dividends payable	—	—	—	—	—	(1,830)	(1,830)
Transactions with owners	—	—	—	—	—	(1,586)	(1,586)
Retained loss for the period	—	—	—	—	—	(2,784)	(2,784)
Exchange differences on translation of foreign currency net investments	—	—	—	—	260	—	260
Total comprehensive income/(expense) for the period	—	—	—	—	260	(2,784)	(2,524)
Balance at 30 September 2015	3,066	6,800	617	32,448	4,697	5,089	52,717

F-4

Vislink plc

CONSOLIDATED GROUP STATEMENT OF FINANCIAL POSITION
As at 30 September 2016 and 30 September 2015

	Notes	30 September 2016 (Unaudited) £000	31 December 2015 (Audited) £000
Assets
Non-current assets
Intangible assets	8	12,298	42,291
Property, plant and equipment	8	1,986	2,201
Deferred tax assets		43	4,461
		14,327	48,953
Current assets
Inventories		8,685	12,696
Trade and other receivables		17,087	18,751
Cash and cash equivalents	9	489	3,251
		26,261	34,698
Liabilities
Current liabilities
Financial liabilities-borrowings	9	15,000	9,000
Trade and other payables		9,718	13,554
Current tax liabilities		241	239
Provisions for other liabilities and charges	10	537	272
		25,496	23,065
Net current assets		765	11,633
Non-current liabilities
Deferred tax liabilities		1,092	5,714
Provisions for other liabilities and charges	10	58	420
		1,150	6,134
Net assets		13,942	54,452
Shareholders’ equity
Ordinary shares		3,066	3,066
Share premium account		6,800	6,800
Capital redemption reserve		617	617
Merger reserve		32,448	32,448
Translation reserve		7,136	4,843
Retained earnings		(36,125)	6,678
Total shareholders’ equity		13,942	54,452

F-5

Vislink plc

CONSOLIDATED GROUP CASH FLOW STATEMENT
For the nine months ended 30 September 2016 and 30 September 2015

	Notes	Nine months to 30 September 2016 (Unaudited) £000	Nine months to 30 September 2015 (Unaudited) £000
Cash flows from operating activities
Cash (used in)/generated from operations	11	(3,578)	(2,178)
Interest paid		(246)	(164)
Taxation paid		(173)	(771)
Net cash outflow from operating activities		(3,997)	(3,113)
Cash flows from investing activities
Interest received		3	2
Proceeds from sale of property, plant and equipment		—	337
Proceeds from sale of intangibles		—	61
Purchase of property, plant and equipment	8	(254)	(408)
Expenditure on capitalised development costs	8	(2,813)	(2,676)
Net cash used in investing activities		(3,064)	(2,684)
Cash flows from financing activities
Net proceeds from new bank loans	9	6,000	1,000
Dividend paid to shareholders		(1,839)	(1,830)
Purchase of shares		—	(5)
Net cash generated from/(used in) financing activities		4,161	(835)
Net decrease in cash and cash equivalents		(2,900)	(6,632)
Cash and cash equivalents at beginning of period		3,251	8,380
Effect of foreign exchange rate changes	9	138	28
Cash and cash equivalents at end of period	9	489	1,776

F-6

Vislink plc

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
For the nine months ended 30 September 2016 and 30 September 2015

1. GENERAL INFORMATION

Vislink plc (“the Company”) and its subsidiaries (together “the Group”) is a global software and technology business specialising in solutions for the live collection, delivery and playout automation of high quality video ‘from scene to screen’.

For the broadcast markets, Vislink provides wireless communication solutions for the collection of live news, sport and entertainment as well as software solutions for channel playout automation, channel-in-a-box and video content management. Vislink also provides secure video communications for surveillance and public safety applications such as law enforcement and homeland security.

Vislink employs over 250 people worldwide with offices in the UK, USA, UAE and Singapore and manufacturing operations in the UK and the USA. Vislink has net assets of over £13.0 million and continues to invest in innovation.

The Company is listed on the AIM market of the London Stock Exchange and incorporated and domiciled in the UK. The address of its registered office is Marlborough House, Charnham Lane, Hungerford, Berkshire, RG17 0EY. The registered number of the Company is 4082188.

This condensed consolidated financial information does not comprise statutory accounts within the meaning of section 434 of the Companies Act 2006. Statutory accounts for the year ended 31 December 2015 were approved by the Board of Directors on 6 April 2016 and delivered to the Registrar of Companies. The report of the auditors on those accounts was unqualified, contained an emphasis of matter paragraph and did not contain any statement under section 498 of the Companies Act 2006. These financial statements have been prepared in accordance with US GAAS.

Going Concern

In the half year results for the six months ended 30 June 2016, the Group reported a reduction in spend from broadcasters resulting in a fall in profitability and the implementation of a business improvement plan for Vislink Communication Systems. Trading for Vislink Communication Systems remains challenging, with the downturn in performance continuing into Q3. The Group continues to be in conversation with its bankers, who having waived the 30 June 2016 covenant test, have recently deferred the 30 September 2016 covenant test until 30 November 2016.

As at 30 September 2016 net debt was £14.5m (cash £0.5m and bank debt £(15.0)m). The Group is fully utilising its RCF facility and forecasts that it will be in breach of its deferred banking covenants at 30 November 2016, meaning that it is reliant on the ongoing support of its bankers.

In order to assess the appropriateness of preparing the consolidated interim financial information on the going concern basis, management have prepared detailed projections of expected future cash flows out to 31 January 2016 and a higher level review to December 2017, and these have been reviewed by the Board.

Whilst challenging, Management are implementing an improvement plan directed at enabling the business to remain within its borrowing facilities through a combination of actively managing cash, cutting unnecessary expenditure and looking at other sources of finance or disposal opportunities within the Group. As part of this process, a binding agreement was entered into on 20 October 2016 for the sale of Vislink Communications Systems to xG Technology Inc for $16m.

In reaching their decision that the consolidated interim results should be prepared on the going concern basis, the Board has considered the forecast covenant breach. If the Group is not in compliance with its financing arrangements, the lender can immediately call for repayment of the loan, and the Group has insufficient cash to repay the secured loan in full without securing additional funding. However, the Group is in constructive discussions with its bankers.

F-7

Vislink plc

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
For the nine months ended 30 September 2016 and 30 September 2015

1. GENERAL INFORMATION  – (continued)

The condition identified above, regarding the ongoing support of the Group’s bankers, indicates the existence of a material uncertainty that may cast significant doubt about the Group’s ability to continue as a going concern. The consolidated interim financial information does not include the adjustments that would result if the Group was unable to continue as a going concern.

Principal risks and uncertainties

The principal risks and uncertainties affecting the business activities of the Group remain those detailed on page 37 of the 2015 Annual Report, a copy of which is available on the Group website at www.vislinkplc.com, together with the banking uncertainties as referred to above. The Board considers that these are a current reflection of the main risks and uncertainties facing the business for the remaining six months of the financial year. The Group notes that this is not an exhaustive list. The Group’s risk management process remains unchanged from 31 December 2015 and is described in detail in the 2015 Annual Report. The principal risks considered by the Board relate to global economic conditions and those associated with the Group’s markets, reputation, overseas operations, customer defaults, senior management and foreign exchange, and the banking uncertainties. The principal exchange rates used in the preparation of this condensed consolidated half year financial information are provided in note 12.

2. BASIS OF PREPARATION

This condensed consolidated financial information for the nine months ended 30 September 2016 and nine months ended 30 September 2015 has been prepared in accordance with IAS 34, ‘Half year financial reporting’. The condensed consolidated nine months financial information should be read in conjunction with the annual financial statements for the year ended 31 December 2015, which have been prepared in accordance with IFRSs as issued by the IASB.

The Directors believe that the basis of preparation applied is appropriate for the intended use of the condensed consolidated financial information, which is to provide historical financial information to xG Technology Inc to assist xG Technology Inc in satisfying its reporting responsibilities under Regulation S-X, Rule 3-05, Financial statements of businesses acquired or to be acquired.

This financial information is not the statutory financial information of the Company prepared in accordance with section 394 of the Companies Act 2006. Accordingly, this financial information does not present information on Vislink PLC as a separate legal entity.

The preparation of the financial information requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Although these estimates are based on management’s best knowledge of the amount, event or actions, actual results ultimately may differ from these estimates.

3. ACCOUNTING POLICIES

The accounting policies applied are consistent with those of the annual financial statements for the year ended 31 December 2015, as described in those annual financial statements.

Non-recurring items are included under other expenses in the financial statements and is disclosed and described separately in note 5 where it is necessary to do so to provide further understanding of the financial performance of the Group. They are material items of income or expense that have been shown separately due to the significance of their nature or amount.

Taxes on income in the nine month periods are accrued using the tax rate that would be applicable to expected total annual earnings on a country by country basis.

F-8

Vislink plc

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
For the nine months ended 30 September 2016 and 30 September 2015

4. SEGMENTAL ANALYSIS

The two markets in each of the divisions are Broadcast and Surveillance and public safety. As the divisions manage and control the markets directly, costs are shared across markets in certain divisions which means that any allocation of costs to markets would be arbitrary. The focus of management is to ensure that the appropriate material margins are being achieved in each market as a sub analysis of the divisional performance.

The segment information provided to the Executive Management Board for the reportable continuing segments for the periods ended 30 September 2016 and 30 September 2015 is as follows:

	Vislink Communication Systems		Pebble Beach Systems		TOTAL
	9 months to 30 September 2016 £000	9 months to 30 September 2015 £000	9 months to 30 September 2016 £000	9 months to 30 September 2015 £000	9 months to 30 September 2016 £000	9 months to 30 September 2015 £000
Revenue	23,542	29,510	8,277	7,140	31,819	36,650
Operating (loss)/profit:
Adjusted operating (loss)/profit	(3,875)	1,302	1,880	1,784	(1,995)	3,086
Central costs					(2,236)	(1,878)
Group adjusted operating profit					(4,231)	1,208
Amortisation and impairment of goodwill and acquired intangibles	(24,035)	(742)	(1,064)	(1,061)	(25,099)	(1,803)
Non-recurring items	(11,603)	(2,045)	—	—	(11,603)	(2,045)
Central non-recurring items	—	—	—	—	(145)	(16)
Group total operating (loss)/profit	(39,513)	(1,485)	816	723	(41,078)	(2,656)
Finance (costs)/income – net	(5)	(152)	2	—	(3)	(152)
Central finance (costs)/income – net	—	—	—	—	(240)	(10)
(Loss)/profit before tax	(39,518)	(1,637)	818	723	(41,321)	(2,818)

GEOGRAPHIC REVENUE ANALYSIS BY DESTINATION	Nine months to 30 September 2016 (Unaudited) £’000	Nine months to 30 September 2015 (Unaudited) £’000
UK & Europe	11,858	13,254
Americas	12,488	15,341
Middle East and Africa	4,585	4,702
Asia/Pacific	2,888	3,353
	31,819	36,650

The amounts reported to the Executive Chairman with respect to total net assets are measured in a manner consistent with that of the financial statements. The assets are allocated based on the operations of the segment and the physical location of the asset.

NET ASSETS	Nine months to 30 September 2016 (Unaudited) £’000	Year ended 31 December 2015 (Audited) £’000
Vislink Communication Systems	19,615	52,509
Pebble Beach Systems	9,227	8,810
Segment net assets	28,842	61,319
Central net liabilities	(14,900)	(6,867)
Total Group net assets	13,942	54,452

F-9

Vislink plc

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
For the nine months ended 30 September 2016 and 30 September 2015

5. NON-RECURRING ITEMS

The following items of unusual nature, size or incidence have been charged to operating profit during the period and are described as non-recurring and included within other expenses in the income statement.

	Nine months to 30 September 2016 (Unaudited) £000	Nine months to 30 September 2015 (Unaudited) £000
Rationalisation and redundancy costs	90	2,045
Inventory write down	5,561	—
Capitalised development costs write down	6,092	—
Onerous property commitments	(141)	—
Acquisition related costs	146	16
Total non-recurring items	11,748	2,061

It was announced on 6 July 2016 that the Board had initiated a business improvement plan triggered by market conditions and a detailed review was carried out of inventory and capitalised development costs to identify increasingly inappropriate legacy technology and products. As a consequence a significant inventory write-down of £5.5 million has been recorded, along with a £0.8 million impairment of capitalised development costs, totalling £6.3 million.

These adjustments will ensure that the VCS product portfolio is focussed on key, leading-edge technologies. This, combined with the continuing development of new IP products, will ensure the business is well positioned to capitalise on the ever-evolving technology shift.

In addition, as a result of H1 performance and expected outturn for the year, management considered that there had been an impairment trigger requiring an impairment review of intangible assets. This led to a write down of goodwill and acquired intangibles of £23.3 million at the half year, as a result of a downgrading of the forecasts for the business.

6. TAX ON PROFIT ON ORDINARY ACTIVITIES

	Nine months to 30 September 2016 (Unaudited) £000	Nine months to 30 September 2015 (Unaudited) £000
Current tax:
UK corporation tax	—	—
Foreign tax	59	—
Adjustments in respect of prior years	215	8
Total current tax	274	8
Deferred tax:
UK corporation tax	290	(42)
Impact of change in tax rate	—	—
Foreign tax	(522)	—
Adjustments in respect of prior years	—	—
Total deferred tax	(232)	(42)
Total taxation charge	42	(34)

The tax charge for the nine months ended 30 September 2016 is based on the full year estimated effective tax rate of 0 per cent for the UK which is significantly lower than the standard rate principally due

F-10

Vislink plc

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
For the nine months ended 30 September 2016 and 30 September 2015

6. TAX ON PROFIT ON ORDINARY ACTIVITIES  – (continued)

to the utilisation of tax losses and enhanced Research and Development claims. Deferred tax is calculated in full on temporary differences under the liability method using a tax rate appropriate to the country in which the deferred tax liability or asset has arisen. Deferred tax assets have been recognised in respect of all tax losses and other temporary differences to the extent that they are regarded as recoverable against future profits.

7. EARNINGS PER ORDINARY SHARE

Basic earnings per share is calculated by dividing the earnings attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period, excluding those held in the employee share trust which are treated as cancelled. Earnings per share is calculated by reference to a weighted average of 121,977,000 ordinary shares in issue during the period (30 September 2015: 121,870,000 and 31 December 2015: 121,910,000).

For diluted earnings per share the weighted average number of ordinary shares in issue is adjusted to assume conversion of all dilutive potential ordinary shares. The dilutive shares are those share options granted to employees where the exercise price is less than the average market price of the company’s ordinary shares during the period.

Adjusted earnings

The directors believe that the adjusted operating profit, adjusted profit before tax, adjusted earnings and adjusted earnings per share provide additional useful information on underlying trends to shareholders. These measures are used by management for internal performance analysis and incentive compensation arrangements. The term “adjusted” is not a defined term used under IFRS and may not therefore be comparable with similarly titled profit measurements reported by other companies. The principal adjustments are made in respect of the amortisation of acquired intangibles, impairment of goodwill and non-recurring costs and their related tax effects.

The reconciliation between reported and adjusted earnings and basic earnings per share for the continuing business is shown below:

	Nine months to 30 September 2016			Nine months to 30 September 2015
	£000	Pence per share		£000	Pence per share
Reported loss per share	(41,363)	(33.9	)p	(2,784)	(2.3	)p
Amortisation of acquired intangibles after tax	24,616	19.7	p	1,624	1.3	p
Non-recurring costs after tax	9,398	8.3	p	1,649	1.4	p
Adjusted (loss)/earnings per share	(7,349)	(5.9	)p	489	0.4	p

F-11

Vislink plc

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
For the nine months ended 30 September 2016 and 30 September 2015

8. PROPERTY, PLANT AND EQUIPMENT AND INTANGIBLE ASSETS

	Nine months to 30 September 2016 (Unaudited) £000	Nine months to 30 September 2015 (Unaudited) £000
Property, plant and equipment
Opening net book value as at 1 January	2,201	2,665
Additions	254	408
Disposals	—	(337)
Depreciation	(525)	(556)
Exchange adjustment	56	20
Closing net book value	1,986	2,200
Intangible assets
Capitalised development costs
Opening net book value as at 1 January	10,091	9,441
Additions	2,813	2,676
Amortisation	(2,304)	(2,177)
Impairment	(6,092)	—
Exchange adjustment	369	170
Capitalised development costs closing net book value	4,877	10,110
Goodwill and acquired intangible assets
Opening net book value as at 1 January	32,200	34,242
Disposals	(99)	(61)
Amortisation and impairment	(25,100)	(1,808)
Exchange adjustment	420	185
Goodwill and acquired intangible assets closing net book value	7,421	32,558
Total closing net book value of intangible assets	12,298	42,668

Historical goodwill acquired in business combinations was allocated, at acquisition, to the cash-generating units (CGUs) that were expected to benefit from those business combinations, being the markets that the Group serves, namely Broadcast, Surveillance and Public Safety, Amplifier Technology Limited and Pebble Beach Systems Limited.

In accordance with the requirements of IAS 36 “Impairment of assets”, goodwill is required to be tested for impairment on an annual basis or when there is a triggering event, with reference to the value of the cash-generating units in question. The downturn in trading performance is considered to be a trigger and an impairment review has been performed. The goodwill relating to the Surveillance and Public Safety market was fully written down in 2010. The Group acquired Amplifier Technology in 2013 which is a separate CGU and Pebble Beach Systems in 2014 which is also a separate CGU, therefore impairment reviews have been undertaken in respect of the Broadcast market and Amplifier Technology. No impairment trigger is considered to exist for Pebble Beach Systems. The carrying value of goodwill at 30 September 2016 is £3.2 million (2015: £24.8 million) consisting of £nil for the Broadcast market (2015: £20.5 million), £nil for Amplifier Technology (2015: £1.1 million) and £3.2 million for Pebble Beach Systems (2015: £3.2 million).

The carrying value of all CGUs (including goodwill) have been assessed with reference to value in use over a projected period of four and a half years, along with a terminal value. This reflects projected cash flows based on management projections.

F-12

Vislink plc

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
For the nine months ended 30 September 2016 and 30 September 2015

8. PROPERTY, PLANT AND EQUIPMENT AND INTANGIBLE ASSETS  – (continued)

The key assumptions on which the value in use calculations are based relate to business performance over the next four and a half years, long term growth rates beyond 2016 and the discount rate applied. It has been assumed there will be no long term growth of either Amplifier Technology or Broadcast and growth of 3% for Pebble Beach Systems. In accordance with accounting standards, it has also been assumed that there will be no savings resulting from future restructuring which is yet to occur.

A pre-tax discount rate of 8.9 per cent has been used. In respect of the Broadcast market and Amplifier Technology the value in use was found to be lower than the carrying value resulting in the impairment of goodwill of £20.6m for Broadcast and £1.1m for Amplifier Technology.

9. CASH, BORROWINGS AND LOANS

The movements in cash and cash equivalents (net of overdrafts), borrowings and loans in the period were as follows:

	Net cash and cash equivalents £000	Other borrowings £000	Total net cash £000
Nine months ended 30 September 2016
At 1 January 2016	3,251	(9,000)	(5,749)
Cash flow for the period before financing	(8,900)	—	(8,900)
Movement in borrowings in the period	6,000	(6,000)	—
Exchange rate adjustments	138	—	138
At 30 September 2016	489	(15,000)	(14,511)
Nine months ended 30 September 2015
At 1 January 2015	8,380	(8,000)	380
Cash flow for the period before financing	(7,632)	—	(7,632)
Movement in borrowings in the period	1,000	(1,000)	—
Exchange rate adjustments	28	—	28
At 30 September 2015	1,776	(9,000)	(7,224)

The Group held cash of £0.5 million at the period-end and taken together with the outstanding debt of £15.0 million, there was a net debt position of £14.5 million.

In the period the Group has drawn down an additional £6.0 million of funds from the existing Revolving Credit Facility (RCF), the facility is therefore fully utilised.

10. PROVISIONS FOR OTHER LIABILITIES AND CHARGES

	Nine months to 30 September 2016 (Unaudited) £000	Year ended 31 December 2015 (Audited) £000
Warranty provision	202	188
Property provision	393	504
	595	692
Amounts due within one year	537	272
Amounts due after one year	58	420
	595	692

F-13

Vislink plc

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
For the nine months ended 30 September 2016 and 30 September 2015

10. PROVISIONS FOR OTHER LIABILITIES AND CHARGES  – (continued)

Warranty provisions are made in respect of the expected future warranty costs in certain businesses based on historic actual costs. Warranty periods on products are generally between one and two years.

The property provision consists of a provision for vacated leasehold properties acquired as part of the Gigawave acquisition and a vacated property provision for the Vislink International Hemel Hempstead site, created as a result of the restructuring that was conducted in 2015.

The current period property provision movement relates to the release of some of the vacant property provision for the Vislink International Hemel Hempstead site.

The property provision represents the estimated future liabilities associated with the properties.

11. NOTES TO THE CASH FLOW STATEMENT

Net cash flow from operating activities comprises:

	Nine months to 30 September 2016 (Unaudited) £000	Nine months to 30 September 2015 (Unaudited) £000
Loss before tax	(41,321)	(2,818)
Depreciation	525	556
Amortisation and impairment of development costs	8,396	2,177
Amortisation and impairment of goodwill and acquired intangibles	25,100	1,808
Share based payment expenses	399	249
Finance income from continuing operations	(3)	(2)
Finance costs from continuing operations	246	164
Decrease/(Increase) in inventories	3,797	(2,825)
Decrease/(increase) in trade and other receivables	2,583	3,900
Decrease in payables	(3,188)	(5,271)
(Decrease)/increase in provisions	(112)	(116)
Net cash (outflow)/inflow from operating activities	(3,578)	(2,178)

12. FOREIGN EXCHANGE RATES

The principal exchange rates used by the Group in translating overseas profits and net assets into GBP are set out in the table below.

	Nine months to 30 September 2016 (Unaudited)	Nine months to 30 September 2015 (Unaudited)	Year ended 31 December 2015 (Audited)
Average rate for the period
US dollar	1.3915	1.5324	1.5286
Period end rate
US dollar	1.2991	1.5147	1.4819

13. POST BALANCE SHEET EVENTS

The Company announced on 20 October 2016 that it had entered into a Business Purchase Agreement to sell the assets of Vislink Communication Systems, the hardware division of the Company, for the consideration of $16m to xG Technology, Inc ("xG Technology"). The disposal was conditional on approval of shareholders of the Company under Rule 15 of the AIM Rules which was received 9 January 2017. Subsequently on 16 January 2017 it was announced that it had been agreed to revise the specific terms of the transaction subject to shareholder approval. The headline consideration remained at $16m but was now to be satisfied by an amount of initial consideration and an amount of deferred consideration, it was also agreed that the Company would retain the right to any sums received in future in respect of an outstanding debtor subject to a maximum sum of $2.0m. The shareholders' approval was received on 2 February 2017 and the transaction completed.

Post balance sheet date there was a renegotiation of a major contract, which has led to a change in estimate in the long term contract accounting in quarter four, and which will result in the write off to the income statement of approximately £0.5m of the debtor held in the balance sheet as at 30 September 2016. This is considered to be a non-adjusting post balance sheet event. The $2.0m debtor referred to above is in respect of this contract and represents a proportion of a total $3.3m debtor at the balance sheet date.

F-14

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

F-15

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

Report of Independent Auditors

To the Directors

We have audited the accompanying consolidated financial statements of Vislink plc and its subsidiaries, which comprise the consolidated balance sheetsas of 31 December 2015 and 31 December 2014, and the related consolidated statements of income and comprehensive income, of shareholders’ equity and of cash flows for the periods then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by International Accounting Standards Board (“IASB”); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vislink plc and its subsidiaries as of 31 December 2015 and 31 December 2014, and the results of their operations and their cash flows for the years then ended in accordance with IFRS as issued by IASB.

Emphasis of Matter

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has negative working capital and cash outflows from operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP
Bristol, UK
1 December 2016

F-16

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

CONSOLIDATED INCOME STATEMENT

FOR THE YEAR ENDED 31 DECEMBER 2015

	Note	2015 £000		2014 £000
Revenue	5	57,811		61,931
Cost of sales		(31,800)		(33,519)
Gross profit		26,011		28,412
Sales and marketing expenses		(9,423)		(8,817)
Research and development expenses		(5,757)		(5,558)
Administrative expenses		(6,110)		(6,833)
Other expenses	6	(5,475)		(1,692)
Operating (loss)/profit	6	(754)		5,512
Finance costs	8	(248)		(169)
Finance income	8	8		24
(Loss)/profit before tax		(994)		5,367
Tax	9	91		(1,623)
(Loss)/profit for the year being profit attributable to owners of the parent		(903)		3,744
Basic (loss)/earnings per share	11	(0.7	)p	3.2	p
Diluted (loss)/earnings per share	11	(0.7	)p	3.1	p

F-1

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED 31 DECEMBER 2015

	2015 £000	2014 £000
(Loss)/profit for the financial year	(903)	3,744
Other comprehensive income – items that may be reclassified subsequently to profit or loss:
Exchange difference on translation of overseas operations	406	483
Total comprehensive (expense)/income for the year attributable to owners of the parent	(497)	4,227

F-2

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS AT 31 DECEMBER 2015

	Note	2015 £000	2014 £000
Assets
Non-current assets
Intangible assets	12	42,291	43,683
Property, plant and equipment	13	2,201	2,665
Deferred tax assets	22	4,461	3,712
Total non-current assets		48,953	50,060
Current assets
Inventories	14	12,696	12,884
Trade and other receivables	15	18,751	15,956
Cash and cash equivalents	16	3,251	8,380
Total current assets		34,698	37,220
Liabilities
Current liabilities
Financial liabilities – borrowings	19	9,000	5,600
Trade and other payables	17	13,554	15,810
Current tax liabilities	18	239	747
Provisions for other liabilities and charges	21	272	280
Total current liabilities		23,065	22,437
Net current assets		11,633	14,783
Non-current liabilities
Financial liabilities – borrowings	19	—	2,400
Deferred tax liabilities	22	5,714	5,338
Provisions for other liabilities and charges	21	420	278
Total non-current liabilities		6,134	8,016
Net assets		54,452	56,827
Equity attributable to owners of the parent
Ordinary shares	23	3,066	3,066
Share premium		6,800	6,800
Capital redemption reserve		617	617
Merger reserve		32,448	32,448
Translation reserve		4,843	4,437
Retained earnings		6,678	9,459
Total equity		54,452	56,827

These financial statements were approved by the Board of Directors on December 1, 2016 and were signed on its behalf by:

John Hawkins
Director

F-3

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2015

	Called up share capital £000	Share premium £000	Capital redemption reserve £000	Merger reserve £000	Translation reserve £000	Retained earnings £000	Total equity £000
At 1 January 2014	2,848	4,900	617	30,565	3,954	6,718	49,602
Comprehensive income
Profit for the financial year	—	—	—	—	—	3,744	3,744
Exchange differences on translation of overseas operations	—	—	—	—	483	—	483
Total comprehensive income for the year	—	—	—	—	483	3,744	4,227
Transactions with owners
Share based payments: Value of employee services	—	—	—	—	—	500	500
Issue of share capital	218	1,900	—	1,883	—	—	4,001
Adjustment in respect of Employee Share Ownership Plan	—	—	—	—	—	(30)	(30)
Dividends paid (note 10)	—	—	—	—	—	(1,473)	(1,473)
Total transactions with owners	218	1,900	—	1,883	—	(1,003)	2,998
Balance at 1 January 2015	3,066	6,800	617	32,448	4,437	9,459	56,827
Comprehensive income
Loss for the financial year	—	—	—	—	—	(903)	(903)
Exchange differences on translation of overseas operations	—	—	—	—	406	—	406
Total comprehensive income/(expense) for the year	—	—	—	—	406	(903)	(497)
Transactions with owners
Share based payments: Value of employee services	—	—	—	—	—	(43)	(43)
Adjustment in respect of Employee Share Ownership Plan	—	—	—	—	—	(5)	(5)
Dividends paid (note 10)	—	—	—	—	—	(1,830)	(1,830)
Total transactions with owners	—	—	—	—	—	(1,878)	(1,878)
Balance at 31 December 2015	3,066	6,800	617	32,448	4,843	6,678	54,452

F-4

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 31 DECEMBER 2015

	Note	2015 £000	2014 £000
Cash flow from operating activities
Cash generated from operations	24	605	7,999
Interest paid		(248)	(169)
Taxation paid		(918)	(102)
Net cash (outflow)/inflow from operating activities		(561)	7,728
Cash flow from investing activities
Interest received		8	24
Acquisition of subsidiary (net of cash acquired)		—	(7,003)
Proceeds from sale of property, plant and equipment		338	1
Proceeds from sale of intangibles		61	—
Purchase of property, plant and equipment	13	(605)	(919)
Expenditure on capitalised development costs	12	(3,582)	(3,647)
Net cash used in investing activities		(3,780)	(11,544)
Cash flow from financing activities
New bank loans		1,000	8,000
Dividend paid	10	(1,830)	(1,473)
(Purchase)/issue of shares		(5)	2,000
Net cash (used in)/generated from financing activities		(835)	8,527
Net (decrease)/increase in cash and cash equivalents		(5,176)	4,711
Effect of foreign exchange rate changes		47	(36)
Cash and cash equivalents at 1 January		8,380	3,705
Cash and cash equivalents at 31 December	16	3,251	8,380

F-5

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

1. GENERAL INFORMATION

Vislink plc (“the Company”) and its subsidiaries (together “the Group”) is a leading global software and technology business specialising in solutions for the live collection, delivery and playout automation of high quality live video ‘from scene to screen’. For the broadcast markets, the Group provides wireless communication solutions for the collection of live news, sport and entertainment as well as software solutions for channel playout automation, Channel in a Box and video content management. The Group also provides secure video communications for surveillance and public safety applications such as law enforcement and homeland security. The Group employs over 250 people worldwide with offices in the UK, USA, UAE, and Singapore and manufacturing operations in the UK and the USA. The Group has net assets of £54.4 million and continuously invests in innovation.

The Company is listed on the AIM market of the London Stock Exchange (AIM:VLK). For further information, visit www.vislinkplc.com.

The Company is incorporated and domiciled in the UK. The address of its registered office is Marlborough House, Charnham Lane, Hungerford, Berkshire, RG17 0EY.

The registered number of the Company is 04082188.

2. SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies applied in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

BASIS OF ACCOUNTING

The Group financial statements have been prepared on a going concern basis in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IASB) and interpretations issued by the IFRS Interpretations Committee (IFRS IC).

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise judgement in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumption and estimates are significant to the Group financial statements, are disclosed in note 4.

During the current reporting year there were no new standards or amendments which had a material impact on the net assets of the Group. The impact of standards or amendments issued but not yet effective is yet to be ascertained.

The Directors believe that the basis of preparation applied is appropriate for the intended use of these financial statements, which is to provide historical financial information to xG Technology Inc to assist xG Technology Inc in satisfying its reporting responsibilities under Regulation S-X, Rule 3-05, Financial statements of businesses acquired or to be acquired.

These financial statements are not the statutory financial statements of the Company prepared in accordance with section 394 of the Companies Act 2006. Accordingly, these financial statements do not present information on Vislink PLC as a separate legal entity. The Group financial statements have been prepared on a going concern basis under the historical cost basis of accounting, except where fair value measurement is required under IFRS as described below.

F-6

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

2. SIGNIFICANT ACCOUNTING POLICIES  – (continued)

BASIS OF CONSOLIDATION

The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company (its subsidiaries) made up to 31 December 2015. Control is achieved when the Company:

•	has the power over the investee;

•	is exposed, or has rights, to vary from its involvement with the investee; and

•	has the ability to use its power to affect its returns

The Company reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are de-consolidated from the date that control ceases.

Inter-company transactions, balances, income and expenses on transactions between Group companies are eliminated. Profits and losses resulting from the inter-company transactions that are recognised in assets are also eliminated. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

BUSINESS COMBINATIONS

The Group applies the acquisition method of accounting to account for business combinations. The consideration transferred for the acquisition of a subsidiary is the fair values of assets transferred, the liabilities assumed and the equity interests issued by the Group. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date.

Any contingent consideration to be transferred by the Group is recognised at the fair value at the acquisition date. Subsequent changes to the fair value of the contingent consideration that is deemed to be an asset or liability is recognised in accordance with IAS 39 either in profit or loss or as a change to other comprehensive income. Contingent consideration that is classified as equity is not re-measured, and its subsequent settlement is accounted for within equity.

Costs directly attributable to an acquisition are charged directly to the income statement as incurred.

Goodwill is initially measured as the excess of the aggregate of the consideration transferred and the fair value of the non-controlling interest over the net identifiable assets acquired and liabilities assumed. If this consideration is lower than the fair value of the net assets of the subsidiary acquired, the difference is recognised in the income statement.

SEGMENTAL REPORTING

The Group’s internal organisational and management structure and its system of internal financial reporting to the Board of directors are based on the product offerings of each of its businesses. These comprise of two divisions, Vislink Communication Systems and Pebble Beach Systems. Each division has its own managing director and finance director who work with the Group Finance Director, under the

F-7

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

2. SIGNIFICANT ACCOUNTING POLICIES  – (continued)

chairmanship of the Executive Chairman to oversee the running of the Group. The chief operating decision-maker has been identified as the Board.

The Board reviews the Group’s internal financial reporting in order to assess performance and allocate resources. Management have therefore determined that the operating segments for the Group will be based on these reports.

The Vislink Communication Systems business is responsible for the sales and marketing of all Group hardware products and services. It is also the product centre for the Advent satcom communication products, Link and Gigawave wireless camera systems and the associated Microwave and Amplifier products.

The Pebble Beach Systems business is responsible for the sales and marketing of all Group software products and services.

Group management are focused on developing global revenue growth from the two main markets that the Group serves, Broadcast and Surveillance and Public Safety. Segmental reporting is therefore also provided by reference to revenue by market by geographic region.

FOREIGN CURRENCY TRANSLATION

(a) Functional and presentation currency

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The Group financial statements are presented in pounds sterling (GBP), which is the Company’s functional and presentation currency.

(b) Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement.

(c) Group companies

Trading results and financial position of all Group entities (none of which has the currency of a hyper-inflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•	assets and liabilities for each statement of financial position presented are translated at the closing rate of exchange prevailing at the reporting date;

•	income and expenditure for each income statement are translated at the average rates of exchange prevailing during the year; and

•	all resulting exchange differences arising from restatement of the opening statements of financial position and trading results of overseas subsidiaries are recognised as a separate component of shareholders’ equity

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate.

F-8

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

2. SIGNIFICANT ACCOUNTING POLICIES  – (continued)

INTANGIBLE ASSETS

(a) Goodwill

Goodwill represents the excess of the fair value of the purchase consideration for the interest in subsidiary undertakings over the fair value to the Group of the net assets acquired, including acquired intangible assets and any contingent liabilities.

Goodwill is tested annually or more frequently if events or circumstances indicate potential impairment. Impairment losses are recognised for the amount by which an asset’s carrying amount exceeds its recoverable amount; that recoverable amount is the higher of the asset’s fair value less costs to sell and its value in use. Impairments of goodwill are not reversed. Gains and losses on the disposal of an entity will be net of the carrying amount of goodwill relating to the entity sold.

Goodwill is allocated to cash-generating units for the purposes of impairment testing. The allocation is made to cash-generating units that are expected to benefit from the business combination in which the goodwill arose.

(b) Acquired intangibles

Intangible assets acquired as part of business combinations are capitalised at fair value at the date of acquisition. Following the initial recognition, the carrying amount of an intangible asset is its cost less accumulated amortisation and any accumulated impairment losses. Amortisation is charged on the basis of the estimated useful life on a straight-line basis and the expense is taken to the income statement (note 12).

The Group has recognised customer relationships, intellectual property and brands as separately identifiable acquired intangible assets. The useful economic life attributed to each intangible asset is determined at the time of acquisition and ranges from five to ten years.

Impairment reviews are undertaken when the directors consider that there has been a potential indication of impairment.

(c) Research and development costs

Research expenditure is written off as incurred.

Where development expenditure meets the criteria for capitalisation as set out in IAS 38 “Intangible Assets” the costs are capitalised. The key eligibility criteria for capitalisation relate to:

•	the identification of development costs. In general the Group’s research and development activities are closely interrelated and it is not until the technical feasibility of a product can be determined with reasonable certainty that development costs are separately identifiable; and

•	the generation of future economic benefit. Intangible assets are not recognised unless the resultant product is expected to generate future economic benefit in excess of the amount capitalised

Development costs are amortised over the estimated useful life of the products with which they are associated. Amortisation commences when a new product is in commercial production. The amortisation period ranges from one to five years. If a product becomes unviable the deferred development costs are written off.

F-9

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

2. SIGNIFICANT ACCOUNTING POLICIES  – (continued)

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost less accumulated depreciation and any provision for impairment. Cost includes the original purchase price of the asset and the costs attributable to bringing the asset to its working condition for its intended use.

Depreciation is calculated in order to write off the cost of property, plant and equipment, other than land, over their estimated useful lives by equal annual instalments using the following rates:

Freehold land and buildings	2 per cent for buildings No depreciation on land

Leasehold improvements	The remaining term of the lease

Fixtures and fittings	10 per cent

Plant, tools, test and computer equipment	10 per cent – 33 per cent

LEASES

Operating leases are leases where the risks and rewards of ownership are retained by the lessor. Rentals payable under operating leases are charged to the income statement on a straight-line basis over the period of the lease.

INVENTORIES

Inventories are stated at the lower of cost and net realisable value. Cost represents direct costs incurred and, where applicable, production or conversion costs and other costs to bring the inventory to its existing condition and location. Inventory is accounted for on a standard cost basis. Net realisable value comprises the actual or estimated selling price less all further costs to completion, and less all costs to be incurred in marketing, selling and distribution. Provisions for inventories are recognised when the book value exceeds its net realisable value. The Group makes provision for slow-moving, obsolete and defective inventory as appropriate.

TRADE RECEIVABLES

Trade receivables are initially recognised at fair value, being the original invoice amount, and subsequently measured at amortised cost less provision for impairment. A provision for impairment is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivable. Trade receivables that are less than three months past due are not considered impaired unless there are specific financial or commercial reasons that lead management to conclude that the customer will default. Older debts are considered to be impaired unless there is sufficient evidence to the contrary that they will be settled. The amount of the provision is the difference between the assets’ carrying value and the present value of the estimated future cash flows. The carrying amount of the asset is reduced through the use of an allowance account, and the amount of the loss is recognised in the income statement.

When a trade receivable is uncollectable it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited to the income statement.

CASH AND CASH EQUIVALENTS

Cash and short term deposits in the statement of financial position comprise cash at bank and in hand and short term deposits with an original maturity of less than three months.

F-10

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

2. SIGNIFICANT ACCOUNTING POLICIES  – (continued)

For the purposes of the consolidated cash flow statement, cash and cash equivalents consist of cash and short term deposits as defined above, together with bank overdrafts where applicable.

SHARE CAPITAL

Ordinary shares are classified as equity. Proceeds in excess of the nominal value of shares issued are allocated to the share premium account and are also classified as equity. Incremental costs directly attributable to the issue of new ordinary shares or options are deducted from the share premium account.

Where shares are issued in part or full consideration for the acquisition of more than 90 per cent of the issued share capital of another company, the excess of value attributed to the shares over the nominal value of shares issued is allocated to the merger reserve. The merger reserve is also classified as equity.

TRADE PAYABLES

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

Trade payables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method.

CURRENT AND DEFERRED TAXATION

The current tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the reporting date in the countries where the Company’s subsidiaries operate and generate taxable income. Management evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and establish provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred tax is provided, using the liability method, on all temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Deferred tax liabilities are recognised in respect of all temporary differences except where the deferred tax liability arises from the initial recognition of goodwill in business combinations.

Deferred tax assets are recognised for all deductible temporary differences, carry-forward of unused tax assets and tax losses, to the extent that they are regarded as recoverable. They are regarded as recoverable where, on the basis of available evidence, there will be suitable taxable profits against which the future reversal of the underlying temporary differences can be deducted. The carrying value of the amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all, or part, of the tax asset to be utilised.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realised or the liability is settled, based on the tax rates (and tax laws) that have been enacted at the reporting date.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

F-11

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

2. SIGNIFICANT ACCOUNTING POLICIES  – (continued)

EMPLOYEE BENEFITS

(a) Pension obligations

The Group employees are members of defined contribution money purchase schemes where the obligations of Group companies are charged to the income statement as they are incurred. The Group has no further obligations once the contributions have been paid.

(b) Share based compensation

The Group operates a number of equity-settled, share based compensation plans, under which the Group receives services from employees as consideration for equity instruments (options) in the Company. The fair value of the employee services received in exchange for the grant of the options is recognised as an expense. The total amount to be expensed is determined by reference to the fair value of the options granted:

•	including any market performance conditions (for example, the Group’s share price);

•	excluding the impact of any service and non-market performance vesting conditions (for example, profitability, sales growth targets and remaining an employee of the entity over a specified time period); and

•	including the impact of any non-vesting conditions (for example, the requirement for employees to save)

Non-market vesting conditions are included in assumptions about the number of options that are expected to vest. The total expense is recognised over the vesting period, which is the period over which all of the specified vesting conditions are to be satisfied. At the end of each reporting period, the entity revises its estimates of the number of options that are expected to vest based on the non-market vesting conditions. It recognises the impact of the revision to original estimates, if any, in the income statement, with a corresponding adjustment to equity.

When the options are exercised, the Company issues new shares. The proceeds received net of any directly attributable transaction costs are credited to share capital (nominal value) and share premium when the options are exercised.

(c) Employee Share Ownership Plan

The Group’s Employee Share Ownership Plan (ESOP) is a separately administered trust. The Company guarantees liabilities of the ESOP, and the assets of the ESOP mainly comprise shares in the Company. The assets, liabilities, income and costs of the ESOP have been included in the Group financial statements.

PROVISIONS

Provisions are made in respect of residual onerous long leasehold properties where expected future rental costs are in excess of expected income from subletting.

Provision is made for product warranty claims to the extent that the Group has a current obligation under warranties given. Warranty accruals are based on historic warranty claims experience. Provisions are discounted to their present value where the impact is significant.

F-12

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

2. SIGNIFICANT ACCOUNTING POLICIES  – (continued)

REVENUE RECOGNITION

(a) Sale of goods

Revenue represents amounts receivable from external customers for goods sold by Group companies in the ordinary course of business and excluding value added tax. Sales are recognised in accordance with IAS 18 “Revenue”, when the significant risks and rewards of ownership of the goods are transferred to the customer, the sales price agreed and the receipt of payment can be assured.

(b) Construction contracts

From time to time the Group enters into construction contracts that will take a number of months to complete. Customer contracts that are expected to span more than one period end are recognised in revenue in accordance with IAS 11.

Where the outcome of a contract can be estimated reliably, revenue and costs are recognised by reference to the stage of completion of the contract activity at the reporting date. This is measured by the proportion of contract costs incurred for work performed to date relative to the estimated total contract costs, except where this would not be representative of the stage of completion. Variations in contract work, claims and incentive payments are included to the extent that they have been agreed with the customer.

Where the outcome of a contract cannot be estimated reliably, contract revenue is recognised to the extent of contract costs incurred that it is probable such costs will be recoverable.

Contract costs are recognised as expenses in the period in which they are incurred.

When it is probable that total contract costs will exceed total contract revenue, the expected loss is recognised as an expense immediately.

(c) Sales of services

Revenue from service contracts that are not accounted for as construction contracts under IAS 11 is recognised in line with the delivery of service to the customer. Related costs are deferred on the statement of financial position and then recorded as a cost of sale when the revenue is recognised.

INTEREST INCOME

Interest income is recognised on a time apportionment basis.

DIVIDEND DISTRIBUTION

Dividend distribution to the Company’s shareholders is recognised as a liability in the Group’s financial statements in the period in which the dividends are approved by the Company’s shareholders.

NON-RECURRING ITEMS

These are material items excluded from management’s assessment of profit because by their nature they could distort the Group’s underlying quality of earnings. These are excluded to reflect performance in a consistent manner and are in line with how the business is managed and measured on a day-to-day basis.

IMPAIRMENT OF NON-FINANCIAL ASSETS

Assets that have an indefinite useful life, for example goodwill or intangible assets not ready for use, are not subject to amortisation and are tested annually for impairment. Assets that are subject to amortisation or

F-13

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

2. SIGNIFICANT ACCOUNTING POLICIES  – (continued)

depreciation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). Non-financial assets other than goodwill that suffered an impairment are reviewed for possible reversal of the impairment at each reporting date.

3. FINANCIAL RISK MANAGEMENT

FINANCIAL RISK FACTORS

The Group’s activities expose it to a variety of financial risks: market risk (foreign exchange risk and cash flow interest rate risk), credit risk and liquidity risk. The Group’s overall risk management programme focuses on the unpredictability of the financial markets and seeks to minimise the potential adverse effects on the Group’s financial performance.

Risk management policy is carried out through a central treasury function within the executive management team at the Group’s head office. The treasury function identifies, evaluates and manages financial risks in close co-operation with the Group’s operating units. The Board provides written principles for overall risk management whilst the central treasury function provides specific policy guidance for the operating units in terms of managing market risk, credit risk and cash and liquidity management.

(A) MARKET RISK

(i) Foreign exchange risk

The Group operates internationally and is exposed to foreign exchange risk arising from various currency exposures, primarily between the US dollar and GBP. Foreign exchange risk arises from future commercial transactions, recognised assets and liabilities and net investments in foreign operations.

At a transactional level the UK business has a broadly neutral exposure to foreign currency transactions, in that their revenues in euros and US dollars match their purchases. Foreign currency bank accounts are maintained to minimise exchange risk by trading currencies into sterling only when forecast surpluses or deficits are expected to arise. Approximately 30 per cent of the US business’ cost of goods sold comes from its fellow subsidiaries in the UK and is priced in US dollars. The flow of cash from the USA to the UK businesses is managed by central treasury in order to minimise the risk to the Group.

The exchange risk to the Group in terms of its reported results lies in the translation of the results of the US business from US dollars to GBP. The Group’s accounting policy is to translate the profits and losses of overseas operations using the average exchange rate for the financial year and the net assets and liabilities of overseas subsidiaries at the year end exchange rate. It continues to be the Group’s policy not to hedge the foreign currency exposures on the translation of overseas profits or losses and net assets or liabilities to sterling as they are considered to be accounting rather than cash exposures.

F-14

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

3. FINANCIAL RISK MANAGEMENT  – (continued)

The principal exchange rates used by the Group in translating overseas profits and net assets into GBP are set out in the table below:

Rate compared to £ sterling	Average rate 2015	Average rate 2014	Year end rate 2015	Year end rate 2014
US dollar	1.529	1.648	1.482	1.561

Where overseas acquisitions are made, it is the Group’s policy to arrange any borrowings required in local currency.

It is the Group’s policy not to trade in financial instruments. The Group does not use interest rate swaps. The Group does not speculate in foreign currencies and no operating company is permitted to take unmatched positions in any foreign currency. The Group will use borrowings in currencies other than GBP where appropriate to specific transactions, such as overseas acquisitions. This policy has been in force throughout the financial year and remains so.

If the results for the year to 31 December 2014 had been translated at the 2015 average rate then the translation impact would be to increase prior year revenue by £1.6 million and decrease the profit before tax by £0.1 million.

(ii) Cash flow interest rate risk

Cash flow interest rate risk comprises the interest rate price risk that results from borrowing at both fixed and variable rates of interest.

(B) CREDIT RISK

Credit risk is managed on a Group basis, except for credit risk relating to accounts receivable balances.

Credit risk arises with cash balances and accounts receivables. The Group’s cash deposits are held at banks that have been carefully selected, taking into consideration their individual external credit ratings (note 16).

Each local subsidiary is responsible for managing and analysing the credit risk for each of their new clients before standard payment and delivery terms and conditions are offered. It is the Group’s policy to obtain deposits from customers where possible, particularly overseas customers. In addition, the Group will seek confirmed letters of credit for the balances due. The nature of the customer base (for example, national TV stations, government procurement agencies) makes the use of credit insurance inappropriate. Credit risk is managed at the operating business unit level and monitored at the Group level to ensure adherence to Group policies. If there is no independent rating, the finance function assesses the credit quality of the customer, taking into account its financial position, past experience and other factors. Individual risk limits are set based on internal or external ratings in accordance with limits set by the Board. The utilisation of credit limits is regularly monitored.

(C) LIQUIDITY RISK

A material portion of the Group’s net assets are represented by its cash balances. Any material loss of cash through ineffective investment of this resource would undermine our ability to generate growth in shareholder value. Similarly, an inability to access these funds would undermine the Group’s ability to meet its financial obligations. We have assessed the likelihood of loss to be low but with a high potential impact.

Therefore, in mitigation the Group’s liquidity risk management policy is to maintain sufficient cash and available funding through an adequate amount of committed credit facilities from its bankers, Santander. Due

F-15

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

3. FINANCIAL RISK MANAGEMENT  – (continued)

to the dynamic nature of the underlying businesses, central treasury aims to maintain flexibility in funding by keeping committed credit lines available, as disclosed in note 19.

The table below analyses the Group’s non-derivative financial liabilities into relevant maturity groupings based on the remaining period at the reporting date to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows.

	Less than one year £000	Between one and two years £000	Between two and five years £000	Total £000
At 31 December 2015:
Bank loans (secured)	9,000	—	—	9,000
Trade and other payables	13,251	—	—	13,251
At 31 December 2014:
Bank loans (secured)	5,600	600	1,800	8,000
Trade and other payables	14,983	—	—	14,983

CAPITAL RISK MANAGEMENT

The Group’s objectives when managing capital are to safeguard the ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

Consistent with other businesses, the Group monitors capital on the basis of the gearing ratio. This ratio is calculated as net debt divided by total capital. Net debt is calculated as total borrowings (including “current and non-current borrowings” as shown in the statement of financial position) less cash and cash equivalents.

Total capital is the sum of equity plus net debt (or less net cash) being £60.2 million at 31 December 2015 (2014: £56.4 million).

It is the stated strategy of the Group to grow both organically and through acquisition. Acquisitions would be funded through an appropriate combination of equity and borrowings. Future gearing would not be expected to exceed 50 per cent.

FAIR VALUE ESTIMATION

The carrying value of trade receivables (less impairment provision) and payables are assumed to approximate to their fair value.

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

In the process of applying the Group’s accounting policies, management has made accounting judgements in the determination of the carrying value of certain assets and liabilities. Due to the inherent uncertainty involved in making assumptions and estimates, actual outcomes will differ from those assumptions and estimates. The following judgements have the most significant effect on the amounts recognised in the financial statements.

ACCOUNTING FOR LONG TERM CONTRACTS

Amounts recognised in the income statement on long term contracts are a function of both the state of progress on contracts and the margins that are expected to be recognised for the completed contract.

F-16

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS  – (continued)

Accordingly, recognition of work in progress and margins on contracts that have not yet been completed requires management to make a careful estimate of the final costs, any expected increases as well as delays, extra costs and penalties that could reduce the expected margin.

The amounts recognised in the financial statements represent management’s best estimate of these key considerations at the reporting date.

ACQUIRED INTANGIBLES

Intangible assets (intellectual property, brands and customer relationships) have been acquired as part of the net assets of certain subsidiaries. These intangible assets were capitalised at their fair value at the date of acquisition. Determining the value of acquired intangibles required the calculation of estimated future cash flows expected to arise from the intangible assets at a suitable discount rate in order to calculate their present value. In addition, an estimate of the useful life of the intangible asset has to be made, over which period the cash flows were expected to be generated. The carrying amount of acquired intangibles at the reporting date was £7.2 million (note 12) (2014: £9.6 million).

IMPAIRMENT OF GOODWILL

Determining whether goodwill is impaired requires the estimation of the value in use of the cash-generating units to which goodwill has been allocated. The value in use calculation requires the entity to estimate future cash flows expected to arise from the cash-generating unit at a suitable discount rate in order to calculate the present value. Details of the impairment review and the sensitivities considered thereon are provided in note 12.

DEFERRED TAX ASSETS

The carrying value of deferred tax assets is dependent on sufficient taxable profits being generated in certain territories in future periods. The carrying amount of net deferred tax liabilities at the reporting date was £1.3 million (note 22) (2014: deferred tax liabilities £1.6 million). In addition, there were £8.0 million of deferred tax assets not recognised (2014: £4.8 million).

PROVISIONS FOR OTHER LIABILITIES AND CHARGES

Included within the statement of financial position are warranty provisions amounting to £0.2 million (2014: £0.3 million) and onerous property lease provisions of £0.5 million (2014: £0.3 million) (note 21). Management believe that the warranty provisions are adequate to cover the future risk of product warranty claims based on historic claims history applied to the current revenue levels.

The movement in the onerous property lease provision in the year relates to the creation of vacant property at the Vislink International Hemel Hempstead site arising from the restructure. This was offset by the release of a provision on the Gigawave acquired site which had its sublet agreement renewed in 2015. Property provisions have been made in respect of the vacated lease premises and represent the future liabilities associated with the property to the end of the lease, net of anticipated income from subletting. In the current economic environment we cannot be certain that this provision will be sufficient to cover the total future liabilities associated with the property and the requirement for provision will be reassessed annually. The total liability for future rent and rates on the vacated lease properties, excluding any potential benefit from subletting are £1.2 million over an aggregate period of six years for the Gigawave property and £1.0 million over an aggregate period of four years for the partially vacant Hemel Hempstead property.

F-17

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS  – (continued)

IMPAIRMENT OF TRADE RECEIVABLES

The carrying amount of trade receivables at the year end was £16.7 million (2014: £11.8 million), against which there was an impairment provision of £0.6 million (2014: £1.0 million) (note 15). Trade receivables that are less than three months past due are not considered impaired unless there are specific financial or commercial reasons that lead management to conclude that the customer will default. Older debts are considered to be impaired unless there is sufficient evidence to the contrary that they will be settled. Management believe that the provision is adequate to cover the risk of bad debts.

INVENTORY PROVISIONS

The carrying amount of inventory at the year end was £12.7 million (2014: £12.9 million) after a provision for excess and obsolete inventory of £5.5 million (2014: £4.8 million) (note 14). During the year £0.5 million of the provision was utilised following the scrapping and sale of obsolete inventory. Inventory write-downs of £nil were written back to the income statement on the sale of products against which provisions had previously been made. Such products have an estimated net realisable value that was below their cost hence the requirement for the provision.

SHARE BASED PAYMENTS

A number of accounting estimates and judgements are incorporated within the calculation of the charge to the income statement in respect of share based payments. These are described in more detail in note 23.

F-18

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

5. SEGMENTAL REPORTING

The two markets in each of the divisions are Broadcast and Surveillance and Public Safety. As the divisions manage and control the markets directly, costs are shared across markets in certain divisions which means that any allocation of costs to markets would be arbitrary. The focus of management is to ensure that the appropriate material margins are being achieved in each market as a sub analysis of the divisional performance (note 2).

The segment information provided to the Board for the reportable continuing segments for the year ended 31 December 2015 is as follows:

Segmental reporting by division	Vislink Communication Systems £000	Pebble Beach Systems £000	Central £000	Total £000
Year ended 31 December 2015
Income statement:
Broadcast	39,265	10,949	—	50,214
Surveillance and Public Safety	7,597	—	—	7,597
Total revenue	46,862	10,949	—	57,811
Adjusted operating profit/(loss)	2,820	3,255	(1,354)	4,721
Amortisation and impairment of acquired intangibles	(985)	(1,419)	—	(2,404)
Non-recurring items	(2,872)	—	(199)	(3,071)
Finance costs	(489)	—	241	(248)
Finance income	2	78	(72)	8
(Loss)/profit before taxation	(1,524)	1,914	(1,384)	(994)
Taxation	289	(476)	278	91
(Loss)/profit for the year being (loss)/profit attributable to owners of the parent	(1,235)	1,438	(1,106)	(903)
Segment assets
Non-current assets	38,307	9,318	1,328	48,953
Current assets	29,064	5,050	584	34,698
Total assets	67,371	14,368	1,912	83,651
Total liabilities	14,862	5,558	8,779	29,199
Total net assets/(liabilities)	52,509	8,810	(6,867)	54,452
Other segment items
Capital expenditure	377	121	107	605
Capitalised development expenditure	3,217	365	—	3,582
Depreciation	640	99	22	761
Amortisation of intangibles	4,092	1,536	—	5,628

Central costs represent corporate expenses.

Segment assets include property, plant and equipment, goodwill, other intangibles, inventories, trade receivables and operating cash. Segment assets exclude inter-segment investments. Segment liabilities comprise operating liabilities, taxation and segmental provisions for liabilities and charges. Segmental liabilities also include amounts owed to other segments and Central.

F-19

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

5. SEGMENTAL REPORTING  – (continued)

Segmental capital expenditure comprises additions to property, plant and equipment. It excludes segmental additions resulting from acquisitions through business combinations.

Segmental reporting by division	Vislink Communication Systems £000	Pebble Beach Systems £000	Central £000	Total £000
Year ended 31 December 2014
Income statement – continuing business:
Broadcast	37,754	8,292	—	46,046
Surveillance and Public Safety	15,885	—	—	15,885
Total revenue	53,639	8,292	—	61,931
Adjusted operating profit/(loss)	5,938	3,298	(2,032)	7,204
Amortisation and impairment of acquired intangibles	(1,510)	(1,120)	—	(2,630)
Non-recurring items	(889)	—	1,827	938
Finance costs	(798)	—	629	(169)
Finance income	3	19	2	24
Profit before taxation	2,744	2,197	426	5,367
Taxation	(1,214)	(917)	508	(1,623)
Profit for the year being profit attributable to owners of the parent	1,530	1,280	934	3,744
Segment assets
Non-current assets (net of deferred tax liabilities)	36,058	10,331	(1,666)	44,723
Current assets	27,699	7,445	2,076	37,220
Total assets	63,757	17,776	410	81,943
Total liabilities	13,628	4,050	7,438	25,116
Total net assets/(liabilities)	50,129	13,726	(7,028)	56,827
Other segment items:
Capital expenditure	713	206	—	919
Capitalised development expenditure	3,499	148	—	3,647
Depreciation	731	70	85	886
Amortisation of intangibles	4,203	19	—	4,222

F-20

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS

ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

5. SEGMENTAL REPORTING  – (continued)

GEOGRAPHIC EXTERNAL REVENUE ANALYSIS

The revenue analysis in the table below is based on the geographical location of the customer for each business unit.

	2015			2014
	Broadcast £000	Surveillance & Public Safety £000	Total £000	Broadcast £000	Surveillance & Public Safety £000	Total £000
By market:
UK	5,140	2,377	7,517	6,214	10,098	16,312
Rest of Europe	9,964	2,129	12,093	9,321	1,835	11,156
North America	15,579	2,892	18,471	15,027	3,555	18,582
Latin America	5,967	47	6,014	2,893	43	2,936
Middle East and Africa	7,370	28	7,398	5,432	68	5,500
Asia/Pacific	6,194	124	6,318	7,159	286	7,445
	50,214	7,597	57,811	46,046	15,885	61,931

Non-current assets, other than financial instruments and deferred tax, located in the UK are £31.9 million (2014: £33.6 million) and rest of world £12.6 million (2014: £12.7 million).

6. OPERATING (LOSS)/PROFIT

The following items have been included in arriving at the operating (loss)/profit for the continuing business:

	2015 £000	2014 £000
Depreciation of property, plant and equipment (note 13)	761	886
Amortisation and impairment of acquired intangibles (note 12)	2,404	2,130
Impairment of intangible assets	—	500
Operating lease rentals	247	205
Repairs and maintenance expenditure on property, plant and equipment	110	112
Exchange gains credited to profit and loss	(561)	(534)
Research and development expenditure expensed in the year which includes:	5,757	5,558
– Capitalisation of research and development expenditure (note 12)	(3,582)	(3,647)
– Amortisation of capitalised development costs (note 12)	3,224	2,092

F-21

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS

ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

6. OPERATING (LOSS)/PROFIT  – (continued)

OTHER EXPENSES

Other expenses comprise:

	2015 £000	2014 £000
Amortisation and impairment of acquired intangibles	2,404	2,630
Non-recurring items	3,071	(938)
	5,475	1,692

NON-RECURRING ITEMS

The following items are excluded from management’s assessment of profit because by their nature they could distort the Group’s underlying quality of earnings. They are excluded to reflect performance in a consistent manner and are in line with how the business is managed and measured on a day-to-day basis:

	2015 £000	2014 £000
Rationalisation and redundancy costs	2,531	722
Onerous property commitments	341	—
Reduction in disputed creditor balance	—	(169)
Contractual disputes	—	167
Write back of deferred consideration un-earned	—	(2,000)
Acquisition related costs	199	270
Costs associated with the transfer to the Alternative Investment Market (AIM)	—	72
	3,071	(938)

The Group has incurred rationalisation and redundancy costs of £2,531,000 in the year (2014: £722,000) in relation to the restructuring within Vislink Communication Systems.

In 2015 the Group incurred £341,000 of costs in relation to onerous property commitments as part of the restructuring of Vislink Communication Systems.

The Group incurred £199,000 of acquisition related costs during 2015 (2014: £224,000 acquisition costs in relation to the acquisition of Pebble Beach Systems Limited and also incurred £46,000 of costs associated with an aborted acquisition).

An on-going creditor dispute was resolved during 2014, resulting in a £169,000 reduction in the payable amount. The agreed revised settlement figure was paid in 2015.

In 2014 there was a £2,000,000 release of deferred consideration owing to the vendors of Amplifier Technology Limited as a result of the failure to meet target revenues.

In 2014 an ongoing contractual dispute was resolved and a final settlement figure of £167,000 was agreed and paid. During 2014 the Group incurred costs of £72,000 in relation to the move to AIM.

F-22

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS

ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

7. DIRECTORS AND EMPLOYEES

Staff costs during the year for the continuing business were as follows:

	2015 £000	2014 £000
Wages and salaries	14,837	15,362
Social security costs	1,906	1,992
Other pension costs – defined contribution plans (note 26)	562	545
Share based payments (note 23)	403	500
	17,708	18,399

The monthly average number of employees employed by the Group during the year was as follows:

	2015 Number	2014 Number
Average monthly number of employees
Broadcast sales and marketing	60	53
Surveillance and Public Safety sales and marketing	2	5
Services	2	4
Technology	88	85
Logistics	66	91
Projects and support	23	20
General and Admin	39	43
	280	301

The average number of employees has been calculated on a pro rata basis from the date of disposal or acquisition of subsidiaries and businesses. The average number of employees includes directors with service contracts. The total number of employees at 31 December 2015 was 268 (2014: 296).

Key management compensation for the continuing business:

	2015 Number	2014 Number
Short term employee benefits – including salaries, social security costs and non-monetary benefits	2,236	2,568
Post-employment benefits – defined contribution pension plans	204	159
Share-based payments (note 23)	399	500
	2,839	3,227

The analysis of key management compensation above includes Executive Directors. Key management is defined as the senior management teams in each of the business units of the Group.

F-23

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS

ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

8. FINANCE COSTS — NET

	2015 £000	2014 £000
Finance costs	248	169
Finance income	(8)	(24)
Finance costs – net	240	145

Finance costs represent interest payable on bank borrowings.

Finance income is derived from cash held on deposit.

9. INCOME TAX (CREDIT)/EXPENSE

A) ANALYSIS OF THE TAX (CREDIT)/CHARGE IN YEAR

	2015 £000	2014 £000
Current tax
UK corporation tax	160	585
Foreign tax – current year	182	74
Adjustments in respect of prior years	(34)	—
Total current tax	308	659
Deferred tax
UK corporation tax	188	112
Impact of change in tax rate	(117)	—
Foreign tax	(613)	837
Adjustments in respect of prior years	143	15
Total deferred tax	(399)	964
Total taxation	(91)	1,623

F-24

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS

ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

9. INCOME TAX (CREDIT)/EXPENSE  – (continued)

B) FACTORS AFFECTING TAX (CREDIT)/CHARGE FOR YEAR

The (credit)/charge for the year can be reconciled to the (loss)/profit in the income statement as follows:

	2015 £000	2014 £000
(Loss)/profit before tax on continuing operations	(994)	5,367
Tax at the UK corporation tax rate of 20.25% (2014: 21.5%)	(201)	1,154
Adjustments in respect of prior years	109	15
Permanent differences	523	347
Enhanced R&D tax relief	(485)	(390)
Deferred consideration not taxable	—	(430)
Underwater share options	108	—
Current year losses not recognised	428	1,117
Brought forward losses used in the year	(12)	—
Additional losses now recognised	(200)	(36)
Effect of changes in UK tax rate	(117)	(40)
Effects of different tax rates of subsidiaries operating in other jurisdictions	(244)	(114)
Total taxation	(91)	1,623

The standard rate of corporation tax in the UK changed from 21 per cent to 20 per cent with effect from 1 April 2015. Accordingly, the Company’s profits for this accounting year are taxed at an effective rate of 20.25 per cent.

10. DIVIDENDS AND RETURNS TO SHAREHOLDERS

	2015 £000	2014 £000
Final dividend paid of 1.50 pence per share (2014: 1.25 pence per share)	1,830	1,473

The directors are proposing a final dividend in respect of the financial year ending 31 December 2015 of 1.50 pence per share which will absorb an estimated £1.8 million of shareholders’ funds. It will be paid on 18 July 2016 to shareholders who are on the register of members on 24 June 2016.

11. EARNINGS PER SHARE

Basic earnings per share is calculated by dividing the earnings attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year.

For diluted earnings per share the weighted average number of ordinary shares in issue is adjusted to assume conversion of all dilutive potential ordinary shares. The dilutive shares are those share options granted to employees where the exercise price is less than the average market price of the Company’s ordinary shares during the year.

F-25

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS

ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

11. EARNINGS PER SHARE  – (continued)

Reconciliation of the earnings and weighted average number of shares used in the calculations are set out below.

	2015			2014
	Earnings £000	Weighted average number of shares 000s	Earnings per share pence	Earnings £000	Weighted average number of shares 000s	Earnings per share pence
Basic (loss)/earnings per share
(Loss)/profit attributable to ordinary shareholders	(903)	121,910	(0.7)	3,744	117,797	3.2
Basic (loss)/earnings per share	(903)	121,910	(0.7)	3,744	117,797	3.2
Diluted (loss)/earnings per share
(Loss)/profit attributable to ordinary shareholders	(903)	124,694	(0.7)	3,744	120,250	3.1
Diluted (loss)/earnings per share	(903)	124,694	(0.7)	3,744	120,250	3.1

ADJUSTED EARNINGS

The directors believe that adjusted operating profit, adjusted profit before tax, adjusted earnings and adjusted earnings per share provide additional useful information on underlying trends to shareholders. These measures are used by management for internal performance analysis and incentive compensation arrangements. The term “adjusted” is not a defined term under IFRS and may not therefore be comparable with similarly titled profit measurements reported by other companies. The principal adjustments are made in respect of the amortisation of acquired intangibles and non-recurring items and their related tax effects.

The reconciliation between reported and underlying earnings and basic earnings per share is shown below:

	£000	2015 Pence	£000	2014 Pence
Reported (loss)/earnings per share	(903)	(0.7)	3,744	3.2
Amortisation of acquired intangibles after tax	2,188	1.7	2,209	1.9
Non-recurring items after tax	2,449	2.0	(1,093)	(1.0)
Adjusted earnings per share	3,734	3.0	4,860	4.1

F-26

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS

ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

12. INTANGIBLE ASSETS

	Goodwill £000	Acquired customer relationships £000	Acquired intellectual property £000	Acquired brands £000	Capitalised development costs £000	Total £000
Cost
At 1 January 2014	37,027	12,504	5,089	1,687	17,970	74,277
Additions	—	—	—	—	3,647	3,647
Additions from acquisition of business	3,218	4,494	3,350	—	—	11,062
Exchange adjustment	588	402	—	39	653	1,682
At 1 January 2015	40,833	17,400	8,439	1,726	22,270	90,668
Additions	99	—	—	—	3,582	3,681
Disposals	—	—	(61)	—	—	(61)
Exchange adjustment	560	93	—	38	676	1,367
At 31 December 2015	41,492	17,493	8,378	1,764	26,528	95,655
Accumulated amortisation
At 1 January 2014	15,443	10,908	3,872	620	10,401	41,244
Charge for the year – continuing business	—	976	985	169	2,092	4,222
Impairment charge	500	—	—	—	—	500
Exchange adjustment	258	402	—	23	336	1,019
At 1 January 2015	16,201	12,286	4,857	812	12,829	46,985
Charge for the year – continuing business	—	1,134	1,096	174	3,224	5,628
Exchange adjustment	244	95	—	28	384	751
At 31 December 2015	16,445	13,515	5,953	1,014	16,437	53,364
Net book value
At 31 December 2015	25,047	3,978	2,425	750	10,091	42,291
At 31 December 2014	24,632	5,114	3,582	914	9,441	43,683
At 1 January 2014	21,584	1,596	1,217	1,067	7,569	33,033

The estimated useful life for the intellectual property and customer relationships acquired with the business of Pebble Beach Systems has been determined to be five years and six years respectively based on the expected future cash flows that they would generate in arriving at their fair value. The fair value of the intellectual property acquired on the acquisition of Pebble Beach Systems was £3.4 million and the fair value of the customer relationships acquired was £4.5 million.

The remaining net book value of IP, brands and customer relationships were acquired with the businesses of Gigawave, Amplifier Technology and PMR and are associated with the Broadcast and Surveillance and Public Safety markets. The estimated useful lives had been determined to be between five and ten years based on the expected future cash flows that they would generate in arriving at their fair value.

F-27

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS

ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

12. INTANGIBLE ASSETS  – (continued)

The amortisation of development costs is included in research and development expenses in the Consolidated Income Statement. Within development costs there are £11.8 million (2014: £9.8 million) of fully written down assets that are still in use.

The amortisation of customer relationships, brands and intellectual property are all charged to other expenses in the Consolidated Income Statement and are referred to as the amortisation of acquired intangibles.

IMPAIRMENT TEST FOR CASH GENERATING UNITS CONTAINING GOODWILL

Historical goodwill acquired in business combinations was allocated, at acquisition, to the cash-generating units (CGUs) that were expected to benefit from those business combinations, being the markets that the Group serves, namely Broadcast, Surveillance and Public Safety, Amplifier Technology Limited and Pebble Beach Systems Limited.

In accordance with the requirements of IAS 36 “Impairment of assets”, goodwill is required to be tested for impairment on an annual basis, with reference to the value of the cash-generating units in question. The goodwill relating to the Surveillance and Public Safety market was fully written down in 2010. The Group acquired Amplifier Technology in 2013 which is a separate CGU and Pebble Beach Systems in 2014 which is also a separate CGU, therefore impairment reviews have been undertaken in respect of the Broadcast market, Amplifier Technology and Pebble Beach Systems. The carrying value of goodwill at 31 December 2015 is £25.0 million (2014: £24.6 million) consisting of £20.6 million for the Broadcast market (2014: £20.3 million), £1.1 million for Amplifier Technology (2014: £1.1 million) and £3.3 million for Pebble Beach Systems (2014: £3.2 million).

The carrying value of all CGUs (including goodwill) have been assessed with reference to value in use over a projected period of four years with a terminal value. This reflects projected cash flows based on actual operating results and approved budget, strategic plans and management projections.

The key assumptions on which the value in use calculations are based relate to business performance over the next four years, long term growth rates beyond 2015 and the discount rate applied.

The cash flow projections have been discounted to present value using the Group’s pre-tax weighted average cost of capital, which has been calculated on a consistent basis using the capital asset pricing model to determine cost of equity and debt. This has resulted in a pre-tax discount rate of 14.6 per cent (2014: 13.0 per cent), which has been used for the purpose of the impairment test. In respect of the Broadcast market, Amplifier Technology and Pebble Beach Systems the value in use was found to be higher than the carrying value, hence no impairment is necessary.

Our impairment test for Amplifier Technology CGU indicated headroom of £0.4m. A reduction of 16.1 per cent in overall cash flows, or an increase in the discount rate by 2.3 per cent would cause the carrying value to equal the recoverable amount.

Our impairment test for the Broadcast CGU indicated headroom of £17.0 million. A reduction of 36.4 per cent in overall cash flows, or an increase in the discount rate by 5.1 per cent would cause the carrying value to equal the recoverable amount.

For Pebble Beach Systems Limited, any reasonable movement in the assumptions used in the impairment tests would not result in any impairment.

F-28

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS

ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

13. PROPERTY, PLANT AND EQUIPMENT

	Freehold land and buildings £000	Leasehold improvements, fixtures and fittings £000	Plant, tools, test and computer equipment £000	Total £000
Cost
At 1 January 2014	907	1,441	8,501	10,849
Additions	73	287	559	919
Additions from acquisition of business	32	144	281	457
Disposals	—	—	(102)	(102)
Exchange adjustment	27	48	1,693	1,768
At 1 January 2015	1,039	1,920	10,932	13,891
Additions	7	24	574	605
Disposals	(508)	—	(366)	(874)
Exchange adjustment	11	48	550	609
At 31 December 2015	549	1,992	11,690	14,231
Accumulated depreciation
At 1 January 2014	245	1,135	7,039	8,419
Charge for the year – continuing business	37	115	734	886
Additions from acquisition of business	14	102	179	295
Disposals	—	—	(101)	(101)
Exchange adjustment	9	33	1,685	1,727
At 1 January 2015	305	1,385	9,536	11,226
Charge for the year – continuing business	22	124	615	761
Disposals	(169)	—	(366)	(535)
Exchange adjustment	2	35	541	578
At 31 December 2015	160	1,544	10,326	12,030
Net book value
At 31 December 2015	389	448	1,364	2,201
At 31 December 2014	734	535	1,396	2,665
At 1 January 2014	662	306	1,462	2,430

14. INVENTORIES

	2015 £000	2014 £000
Raw materials and consumables	7,678	4,410
Work in progress	414	880
Finished goods and goods for resale	4,604	7,594
	12,696	12,884

During the year the Group consumed £25.8 million (2014: £31.9 million) of inventories and credited £nil (2014: £nil) to the income statement in respect of inventory write downs. Inventory write downs are written

F-29

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS

ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

14. INVENTORIES  – (continued)

back on the sale of products against which provisions have previously been made. Such products have a net realisable value that is below their cost hence the requirement for the provision.

15. TRADE AND OTHER RECEIVABLES

	2015 £000	2014 £000
Current:
Trade receivables	16,749	11,802
Less: provision for impairment	(643)	(962)
Trade receivables – net	16,106	10,840
Amounts recoverable on contracts	—	3,867
Other receivables	43	169
Prepayments and accrued income	2,602	1,080
	18,751	15,956

In determining the recoverability of a trade receivable the Group considers any change in the credit quality of the trade receivable from the date credit was initially granted up to the reporting date. The concentration of credit risk is limited due to the customer base being large and unrelated to each other.

Trade receivables that are less than three months past due are not considered impaired unless there are specific financial or commercial reasons that lead management to conclude that the customer will default. At 31 December 2015 trade receivables of £4.2 million (2014: £6.1 million) were past due but not impaired. The credit quality of the Group’s customers is good, being a combination of large broadcast stations (public and private), government agencies and departments. Controls within Group companies are in place to ensure that appropriate credit limits are in place. The overdue amounts relate to customers with no history of default. The ageing of these receivables is as follows:

	2015 £000	2014 £000
Up to three months	2,197	4,559
Three to six months	803	866
Over six months	1,228	635
	4,228	6,060

At 31 December 2015 trade receivables of £0.6 million (2014: £1.0 million) were impaired and provided for in whole or in part. The provision of £0.6 million (2014: £1.0 million) is set against specific customer debts. In general, customer debts that are considered impaired are as a result of contractual disputes rather than as a result of customer cash flow difficulties, although some specific customers in the US, for which the debts have been provided in full, have filed for relief from their creditors under Chapter 11 in the United States. The ageing of these receivables is as follows:

	2015 £000	2014 £000
Over six months	643	1,026
	643	1,026

F-30

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS

ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

15. TRADE AND OTHER RECEIVABLES  – (continued)

The gross amounts of the Group’s trade receivables are denominated in the following currencies:

	2015 £000	2014 £000
Pounds sterling	7,857	5,760
US dollars	8,299	6,004
Euros	593	38
	16,749	11,802

Movements on the Group provision for impairment of trade receivables are as follows:

	2015 £000	2014 £000
At 1 January	962	752
Provision for receivable impairment	16	411
Receivables written off during the year as uncollectable	(349)	(134)
Receivables previously provided that were recovered in full or part	—	(184)
Transfer on acquisition of business	—	115
Exchange adjustment	14	2
At 31 December	643	962

Amounts charged to the allowance account are generally written off, when there is no expectation of recovering additional cash.

The other classes within trade and other receivables do not contain impaired assets.

The maximum exposure to credit risk at the reporting date is the fair value of each class of receivable mentioned above. The Group does not hold any collateral as security.

16. CASH AND CASH EQUIVALENTS

	2015 £000	2014 £000
Cash and bank balances	3,251	8,380
Cash and cash equivalents at 31 December	3,251	8,380

The credit quality of the cash and cash equivalents that are not impaired can be assessed by reference to the external credit ratings of the banks where the deposits are held.

Credit rating (S&P)	2015 £000	2014 £000
A-1+	1,183	1,107
A-1	1,943	6,113
A-2	120	1,129
A-3	—	31
B	5	—
Total	3,251	8,380

F-31

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS

ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

16. CASH AND CASH EQUIVALENTS  – (continued)

Reconciliation of (decrease)/increase in cash and cash equivalents to movement in net cash:

	2015			2014
	Cash and cash equivalents £000	Other borrowings £000	Total net cash £000	Cash and cash equivalents £000	Other borrowings £000	Total net cash £000
At 1 January	8,380	(8,000)	380	3,705	—	3,705
Cash flow for the year before financing and acquisition of subsidiary	(4,346)	—	(4,346)	3,187	—	3,187
Proceeds on issue of shares	—	—	—	2,000	—	2,000
Purchase of subsidiary	—	—	—	(13,092)	—	(13,092)
Cash acquired from subsidiary	—	—	—	6,089	—	6,089
Movement in borrowings in the year	1,000	(1,000)	—	8,000	(8,000)	—
Dividend paid	(1,830)	—	(1,830)	(1,473)	—	(1,473)
Exchange rate adjustments	47	—	47	(36)	—	(36)
Cash and cash equivalents at 31 December	3,251	(9,000)	(5,749)	8,380	(8,000)	380

17. TRADE AND OTHER PAYABLES

	2015 £000	2014 £000
Payments received on account	1,778	1,033
Trade payables	7,984	8,589
Accruals and deferred income	3,489	5,361
Other taxes and social security costs	303	827
	13,554	15,810

18. CURRENT TAX LIABILITIES

	2015 £000	2014 £000
UK corporation tax	45	691
Foreign corporation tax	194	56
Current tax liabilities	239	747

F-32

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS

ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

19. FINANCIAL LIABILITIES — BORROWINGS

	2015 £000	2014 £000
Non-current:
Bank loans (secured)	—	2,400
Current:
Bank loans (secured)	9,000	5,600

BANK BORROWING FACILITIES

On 30 June 2015 the Group restructured its existing debt facilities and replaced the original £7.0 million Revolving Credit Facility (RCF) and £3.0 million term loan with a £10.0 million RCF. On 26 November 2015 the Group extended its RCF to £15.0 million to provide greater flexibility. As at 31 December 2015 £9.0 million of the facility had been utilised. The RCF is committed until November 2018.

The Group overdraft facility expires within one year and is therefore subject to review during 2016 in the normal course of business. At 31 December 2015 the Group had a gross bank overdraft facility of £2.0 million, and a net limit of £1.0 million. Interest on the overdraft facility is charged at 2.75 per cent over base rate.

All bank facilities are secured by fixed and floating charges over the Group’s assets and by cross-guarantees between the Company and certain UK and US subsidiaries.

Prudent liquidity risk management implies maintaining sufficient cash and available funding through an adequate amount of committed credit facilities. Due to the dynamic nature of the underlying businesses, Group treasury aims to maintain flexibility in funding by keeping committed credit lines available.

The Group does not use interest rate swaps to manage its exposure to interest rate movements on its bank borrowings. The effective interest rates at the balance sheet dates were as follows:

	2015	2014
Bank overdraft	3.25%	3.25%
Bank borrowings	2.40%	2.40%

The Group held net debt at 31 December 2015 of £5.7 million (2014: net cash of £0.4 million) and the Group was not utilising the available net overdraft facility.

F-33

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS

ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

20. FINANCIAL INSTRUMENTS

Numerical financial instrument disclosures are set out below. Additional disclosures are set out in the accounting policies (note 2).

FINANCIAL INSTRUMENTS BY CATEGORY

	2015 Loans and receivables £000	2014 Loans and receivables £000
Assets as per statement of financial position at 31 December
Trade and other receivables excluding prepayments and accrued income	16,149	14,876
Cash and cash equivalents	3,251	8,380
Total	19,400	23,256

There are no financial assets that are pledged as collateral for liabilities or contingent liabilities.

	2015 Other financial liabilities at amortised cost £000	2014 Other financial liabilities at amortised cost £000
Liabilities as per statement of financial position at 31 December
Trade and other payables excluding payments received on account and social security liabilities	11,473	13,950
Borrowings	9,000	8,000
Total	20,473	21,950

21. PROVISIONS FOR OTHER LIABILITIES AND CHARGES

	Warranty provisions £000	Property provisions £000	Total £000
At 1 January 2015	270	288	558
Additional provision in the year	—	216	216
Utilisation of provision	(87)	—	(87)
Foreign exchange	5	—	5
At 31 December 2015	188	504	692

Provisions have been analysed between current and non current as follows:

	2015 £000	2014 £000
Current	272	280
Non-current	420	278
At 31 December	692	558

Warranty provisions are made in respect of the expected future warranty costs in certain businesses based on historical actual costs. Warranty periods on products are generally between one and two years. Other than a warranty provision of £0.1 million (2014: £0.1 million) all provisions are denominated in sterling. The

F-34

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS

ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

21. PROVISIONS FOR OTHER LIABILITIES AND CHARGES  – (continued)

warranty provision is reassessed annually based on the warranty claim experience of the previous 12 months relative to the aggregate outstanding warranty period at the year end.

The onerous property provision movement in the year relates to the creation of a vacant property provision at the Vislink International Hemel Hempstead site, arising following the restructure. This was offset by a release of a provision on the Gigawave acquired site which had its sublet agreement renewed in 2015. This movement is not discounted.

22. DEFERRED TAXATION

Deferred tax is calculated in full on temporary differences under the liability method using a tax rate appropriate to the country in which the deferred tax liability or asset has arisen. Deferred tax assets have been recognised in respect of all tax losses and other temporary differences to the extent that they are regarded as more likely than not to be recoverable against future profits.

No deferred tax is recognised on unremitted earnings of overseas subsidiaries. As the earnings are continually reinvested by the Group, no tax is expected to be payable on them in the foreseeable future.

From 1 April 2015 the corporation tax rate was 20 per cent, from 1 April 2017 will be 19 per cent and from 1 April 2020 was expected to be 18 per cent, the 2017 and 2020 rates were substantively enacted on 26 October 2015. The corporation tax rate is now expected to fall to 17% from 1 April 2020 but this has not yet been substantively enacted, hence deferred tax assets and liabilities are calculated at 18%, in so far as they relate to the UK.

	Accelerated tax depreciation £000	Intangible assets £000	Losses £000	Other £000	Total £000
Deferred tax liabilities
At 1 January 2015	2,283	3,055	—	—	5,338
Charge to profit or loss	131	50	—	—	181
Exchange adjustment	111	84	—	—	195
At 31 December 2015	2,525	3,189	—	—	5,714

	Accelerated tax depreciation £000	Intangible assets £000	Losses £000	Other £000	Total £000
Deferred tax assets
At 1 January 2015	—	—	2,371	1,341	3,712
(Credit)/charge to profit or loss	—	—	(163)	743	580
Exchange adjustment	—	—	79	90	169
At 31 December 2015	—	—	2,287	2,174	4,461

F-35

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS

ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

22. DEFERRED TAXATION  – (continued)

	Accelerated tax depreciation £000	Intangible assets £000	Losses £000	Other £000	Total £000
Deferred tax liabilities
At 1 January 2014	1,632	1,521	—	—	3,153
Acquired during the year	16	1,591	—	—	1,607
Charge/(credit) to profit or loss	538	(136)	—	—	402
Reclassification to deferred tax assets	(27)	—	—	—	(27)
Exchange adjustment	124	79	—	—	203
At 31 December 2014	2,283	3,055	—	—	5,338

	Accelerated tax depreciation £000	Intangible assets £000	Losses £000	Other £000	Total £000
Deferred tax assets
At 1 January 2014	27	—	2,740	1,383	4,150
Charge to profit or loss	—	—	(451)	(111)	(562)
Reclassification from deferred tax liabilities	(27)	—	—	—	(27)
Exchange adjustment	—	—	82	69	151
At 31 December 2014	—	—	2,371	1,341	3,712

The movement on net deferred tax (liability)/asset in the year was:

	2015 £000	2014 £000
Net deferred tax (liability)/asset at 1 January	(1,626)	997
Credited/(charged) in the year – continuing business	399	(964)
Acquisition of a business	—	(1,607)
Exchange adjustment	(26)	(52)
Net deferred tax liability at 31 December	(1,253)	(1,626)

Certain deferred tax assets have not been recognised where they are not probable of recovery:

	2015 £000	2014 £000
Losses	8,021	4,172
Unutilised ACT	—	584
	8,021	4,756

F-36

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS

ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

23. ORDINARY SHARES

	Number ’000s	2015 £000	Number ’000s	2014 £000
Ordinary shares of 2.5 pence each at 31 December
Authorised	200,000	5,000	200,000	5,000
Allotted and fully paid
At 1 January	122,603	3,066	113,902	2,848
Share issues	—	—	8,701	218
At 31 December	122,603	3,066	122,603	3,066

POTENTIAL ISSUE OF SHARES

The Group has the following share based payment schemes:

A) EXECUTIVE SHARE OPTION SCHEMES

Executive share options are granted at a fixed exercise price equal to the market price of the shares under option at the date of grant. The contractual life of an option is ten years. Awards are at the discretion of the Remuneration Committee. Options will become exercisable on the third anniversary of the date of grant. Exercise of an option is subject to continued employment. There are no performance criteria attached to the options granted in 2006, 2007 and 2012.

2,896,000 executive options were granted during 2015 (2014: nil). These options all have performance criteria attached.

Certain senior executives hold options to subscribe for shares in the Company at prices ranging from 29.0 pence to 86.3 pence under the share option schemes approved by shareholders.

The number of shares subject to options and the exercise prices are:

Date of grant	Exercise price		Exercise period	2015 Number ’000s	2014 Number ’000s
13 April 2006	53.5	p	13/04/09 – 12/04/16	54	120
27 April 2007	86.3	p	27/04/10 – 26/04/17	50	50
29 March 2012	29.0	p	29/03/15 – 28/03/22	100	450
14 May 2015	54.0	p	01/04/18 – 13/05/25	2,090	—
25 June 2015	59.5	p	25/06/18 – 24/06/25	726	—
30 September 2015	40.9	p	30/09/18 – 29/09/25	80	—
				3,100	620

F-37

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS

ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

23. ORDINARY SHARES  – (continued)

A reconciliation of executive option movements over the year is shown below:

	Number ’000s	2015 Weighted average exercise price		Number ’000s	2014 Weighted average exercise price
Outstanding at beginning of year	620	38.4	p	1,124	31.8	p
Forfeited during the year	(66)	53.5	p	(124)	30.1	p
Lapsed during the year	—	—		(34)	34.5	p
Exercised during the year	(350)	29.0	p	(346)	20.4	p
Issued during the year	2,896	55.0	p	—	—
Outstanding at the end of the year	3,100	54.7	p	620	38.4	p
Exercisable at the end of the year	204	49.5	p	170	63.1	p

350,000 options were exercised in 2015 (2014: 345,580), some of these options were cash settled and the cash cost has been debited to reserves. The options outstanding at 31 December 2015 had a weighted average exercise price of 54.7 pence (2014: 38.4 pence) and a weighted average remaining contractual life of 9.0 years (2014: 5.7 years).

Expected volatility was determined by calculating the historical volatility of the Group’s share price over the previous three years. The risk-free rate of return is the yield on zero coupon UK government bonds of a term consistent with the assumed option life.

B) LONG TERM INCENTIVE PLAN (LTIP)

Options have been granted as nil cost options under this scheme. The options granted under this scheme are generally exercisable at the end of the performance period and for seven years thereafter. Awards under this scheme are reserved for employees at senior management level and above. If an employee leaves the employment of the Group, a proportion of his award may be deemed to have vested, subject to satisfying any performance conditions and at the discretion of the Remuneration Committee.

Awards under the LTIP scheme are subject to performance criteria, the scales relating to which will be determined annually by the Remuneration Committee. Details of the performance criteria are disclosed in the Remuneration Report.

No new LTIP options were granted during the year.

The number of shares subject to LTIP options and the exercise prices are:

Date of grant	Share price at award date		Vesting date	2015 Number ’000s	2014 Number ’000s
28 March 2012	29.5	p	28 March 2015	2,200	2,200
15 December 2012	26.0	p	15 December 2015	404	404
12 November 2013	48.5	p	12 November 2016	3,481	3,550
03 June 2014	45.1	p	03 June 2017	600	600
				6,685	6,754

F-38

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS

ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

23. ORDINARY SHARES  – (continued)

A reconciliation of LTIP option movements over the year is shown below:

	Number ’000s	2015 Weighted average exercise price		Number ’000s	2014 Weighted average exercise price
Outstanding at beginning of year	6,754	40.6	p	6,804	39.8	p
Lapsed during the year	—	—		(650)	39.7	p
Forfeited during the year	(69)	48.5	p	—	—
Granted	—	—		600	45.1	p
Outstanding at the end of the year	6,685	40.6	p	6,754	40.6	p

There were 2,604,000 LTIP options that were exercisable at the end of the year (2014: nil).

The weighted average contractual life remaining on the LTIP options outstanding at 31 December 2015 is 7.5 years (2014: 8.5 years).

C) SHARE OPTIONS — VALUE OF EMPLOYEE SERVICES

The Group recognised total expenses of £403,330 (2014: £500,448) related to equity-settled share based payment transactions in the income statement in the year.

24. CASH FLOW GENERATED FROM OPERATING ACTIVITIES

Reconciliation of (loss)/profit before taxation to net cash flows from operating activities.

	2015 £000	2014 £000
(Loss)/profit before tax	(994)	5,367
Depreciation of property, plant and equipment	761	886
Acquisition related costs	—	224
Write back of deferred consideration unearned	—	(2,000)
Amortisation of development costs	3,224	2,092
Amortisation and impairment of acquired intangibles	2,404	2,630
Share based payment expense	(43)	500
Finance income	(8)	(24)
Finance costs	248	169
Decrease/(increase) in inventories	557	(1,268)
Increase in trade and other receivables	(2,411)	(2,233)
(Decrease)/increase in trade and other payables	(3,261)	1,807
Increase/(decrease) in provisions	128	(151)
Net cash generated from operating activities	605	7,999

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VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS

ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

25. CONTINGENT LIABILITIES AND COMMITMENTS

The aggregate future minimum lease payments due under non-cancelable operating leases are as follows:

	2015 Land and buildings £000	2015 Other £000	2014 Land and buildings £000	2014 Other £000
Not later than one year	888	16	939	15
Later than one year and not later than five years	3,229	28	4,204	41
Later than five years	197	—	619	—
	4,314	44	5,762	56

The Group leases a number of office and factory premises under operating leases of periods between five and ten years. None of these leases contain contingent rentals. Other leases comprise leases for office equipment. During the year £0.2 million (2014: £0.2 million) of operating lease payments were recognised in the consolidated income statement.

26. PENSIONS

DEFINED CONTRIBUTION PLANS

The Group currently operates a Group Personal Pension Plan and funds are invested with Standard Life plc. UK employees are entitled to join the plan to which the Company contributes varying amounts subject to status. In addition the Group operates a stakeholder pension scheme in the UK. In the US, the Group contributes to a 401K plan on behalf of employees up to US$2,500 (£1,545) per employee. The total Group pension charge for the year was £0.6 million (2014: £0.5 million).

The Group has no unfunded pension liabilities.

27. RELATED PARTY TRANSACTIONS

Transactions between the Company and its subsidiaries, which are related parties, have been eliminated on consolidation and are not disclosed in this note.

Key management includes directors (executive and non-executive), members of the senior management, the Company Secretary and the head of Internal Audit. The compensation paid or payable to key management for employee services is disclosed in note 7.

Pebble Beach Systems Limited, a wholly owned subsidiary of Vislink Group Holdings Limited, leases a property (Unit 12 Horizon Business Village) owned by Denton Trust of which Ian Cockett, Peter Hajittofi and Julian Hepworth, directors of Pebble Beach Systems Limited are trustees along with Paul Hatcher, an employee of Pebble Beach Systems Limited. The rent was £95,000 per annum for the year to December 2015 but was increased to £105,000 per annum with effect from 1 January 2016. Pebble Beach Systems Limited also lease (for £65,000 per annum) a second property (Unit 15 Horizon Business Village) also owned by Denton Trust of which Ian Cockett, Peter Hajittofi and Julian Hepworth, directors of Pebble Beach Systems Limited, are trustees along with Paul Hatcher, an employee of Pebble Beach Systems Limited.

Included within accruals is an accrual for £18,000 for consultancy work carried out by Maximum Clarity, a company in which John Varney, a non-executive director of the company has a controlling interest (2014: £nil).

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VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS

ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

27. RELATED PARTY TRANSACTIONS  – (continued)

The subsidiaries of the Group which are unlisted unless otherwise indicated, are shown below.

The following subsidiaries are included in the Group’s consolidated results.

	Proportion of ordinary shares held by the Group	Principal activity	Country of incorporation and operation	Registered office
Vislink Group Holdings Limited*	83.3%	Management holding company	UK	Hungerford England
Vislink International Limited (incorporating the business of Advent Communications, Link Research and Gigawave)	100%	Design and manufacture of wireless camera systems satellite uplink and downlink equipment	UK	Hungerford England
Vislink, Inc. (Incorporating the businesses of Microwave Radio Communications, Pacific Microwave Research and Western Technical Services)	100%	Design and manufacture of microwave radio transmission equipment	USA	Delaware USA
Amplifier Technology Limited	100%	Design and manufacture of amplifiers	UK	Hungerford England
Pebble Beach Systems Limited	100%	Software service video capture and playout provider for the broadcast industry	UK	Weybridge England
Pebble Broadcast Systems, Inc.	100%	Software service video capture and playout provider for the broadcast industry	USA	Colorado USA
Vislink Holdings Limited	100%	Management holding company	UK	Hungerford England
Continental Microwave Limited	100%	Broadcast transmission systems integration and project management	UK	Hungerford England
Vislink Holdings, Inc.	100%	Management holding company	USA	Delaware USA
Vislink Technology Limited	100%	Dormant Company**	UK	Hungerford England
Link Research Limited	100%	Dormant Company**	UK	Hungerford England
Vislink Communications Limited	100%	Dormant Company**	UK	Hungerford England
Advent Communications Limited	100%	Dormant Company**	UK	Hungerford England
Multipoint Communications Limited	100%	Dormant Company**	UK	Hungerford England
Vislink Limited	100%	Dormant Company**	UK	Hungerford England
Gigawave Limited	100%	Dormant Company**	UK	Hungerford England
Vislink (Singapore) Pte Limited	100%	Dormant Company**	SGP	Singapore

*	Owned directly by the Company

**	Unaudited

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